                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                        of the Securities Act of 1934


      Date of Report (Date of earliest event reported)  October 30, 1998
                                                       ------------------
                            KALAN GOLD CORPORATION
            (Exact name of Registrant as specified in its charter)


              Colorado                   0-25658            84-1357927
     -------------------------          ----------        ---------------
   (State or other jurisdiction        (Commission       (I.R.S. Employer
 of incorporation or organization)     File Number)     Identification No.)


                            Tower I, Suite 340,
                           12835 E. Arapahoe Road
                         Englewood, Colorado 80112
                         -------------------------
           (Address of principal executive offices and Zip Code)


                                (303) 706-1606
                                --------------
             (Registrant's telephone number including area code)

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                                   FORM 8-K
                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                        of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          The Registrant has issued a total of 3,000,000 of its restricted common shares in recent transactions. The first transaction was the issuance of 1,300,000 restricted common shares to Ovorvi Overseas Corporation in exchange for four licenses to gold properties in the African country of Burkina Faso. Ovorvi Overseas Corporation is a private company not previously affiliated with the Registrant or any of its control persons. The second transaction was the issuance of 1,000,000 restricted common shares to Great Western Finance, Inc. in exchange for past services relating to past and future potential acquisitions by the Registrant. Finally, the Registrant has issued 700,000 restricted common shares to certain control persons in exchange for the forgiveness of prior debt owed by the Registrant to these individuals.

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          See Item 2 above and Item 5 below

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS
          The Registrant has entered into preliminary discussions for the purpose of acquiring the assets and operations of a large manufacturing company in Hong Kong. At the present time, no definitive agreements have been reached. If the Registrant consummates this transaction, of which there can be no guarantee, it is planned that the current owners of this large manufacturing company will assume control of the Registrant and will apply to the NASDAQ National Marketing System to have the Registrant's securities traded there.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable

Item 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
          Not Applicable

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   KALAN GOLD CORPORATION



Dated: October 30, 1998            By: /s/ Sanford Altberger
                                      ------------------------------------
                                      Sanford Altberger
                                      President and Chief Executive Officer